Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
October 22, 2014		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES THIRD QUARTER EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported a 217% increase in reported earnings of $9.4 million, or $0.29 per diluted share, for the quarterly period ended September 30, 2014, compared to reported earnings of $3.0 million, or $0.10 per diluted share, for the third quarter of 2013.  For the nine month year to date period of 2014, reported earnings increased 11% to $22.2 million, or $0.68 per diluted share. This compares to reported earnings of $20.0 million, or $0.64 per diluted share for the same period of 2013.

Selected Highlights

•                  Operating net income (a non-GAAP measure) increased 54% to $11.7 million, or $0.35 per share, for the current quarter versus $7.6 million, or $0.24 per share, for the year ago quarter.  Operating net income for the third quarter of 2014 excludes $43,000 of after-tax expenses related to acquisitions and eliminates a $2.2 million after-tax decrease in unrealized gains from recognizing revenue on forward commitments to sell mortgages. The year ago quarter includes $203,000 of after tax acquisition expenses and a $4.4 million decrease in unrealized gains.  Management believes operating net income more accurately reflects the performance of the Company.

•                  Loans held for investment organically grew $97 million during the quarter and $211 million year to date, or approximately 14% annualized.  Asset quality remains excellent.  Nonperforming loans remained low at 0.19% of total assets, and the Company had net loan charge offs of 0.05% of average loans outstanding.  The Company had $0 real estate owned at September 30, 2014, and $5.5 million of non-accruing loans.

•                  Pretax, pre-provision income for the commercial banking segment, before acquisition expenses, was $43.1 million for the 2014 year to date period, versus $38.7 million for the 2013 year to date period, an increase of 11%.

•                  Mortgage banking reported a net loss of $76,000, but delivered operating net income of $2.1 million for the current quarter after eliminating the $2.2 million after-tax decrease in unrealized gains.  On an operating basis, this was the best performance in over a year.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.80% at September 30, 2014.

United Financial Banking Companies Acquisition (UFBC)

On January 16, 2014, the Company completed its acquisition of UFBC and its primary subsidiary, The Business Bank.  During the year, the Company has incurred legal and accounting costs, lease termination expenses, plus employee retention and severance payments related to this acquisition.  These expenses have totaled $5.7 million pretax.  Expenses related to one remaining branch consolidation will be incurred in the next two quarters.

Review of Balance Sheet

At September 30, 2014, total assets of the Company were $3.31 billion, an increase of 18% from total assets of $2.80 billion at September 30, 2013. Loans held for investment grew to $2.49 billion versus $1.96 billion from a year ago.  Excluding $238 million of loans associated with the UFBC acquisition, organic growth was approximately $288 million, or 15%.   During the most recent quarter, the Company had near record loans held for investment growth of $97 million, or over 16% annualized.

Loans held for sale decreased slightly to $314 million at September 30, 2014 compared to $323 million at September 30, 2013. The investment securities portfolio also declined modestly to $341 million from $361 million a year ago.  Deposit balances increased $343 million to $2.42 billion from $2.08 billion for these same periods, respectively. Non-interest bearing demand deposit accounts increased $119 million to $554 million, which represented 23% of total deposits. Other borrowed funds increased to $477 million from $355 million.

Net Interest Income

The Company’s net interest income increased 18% to $27.9 million from $23.7 million, for the three month periods ended September 30, 2014 and 2013, respectively. For the comparable nine month year to date periods of 2014 and 2013, net interest income increased 17%, to $80.5 million from $68.5 million.  The Company’s tax equivalent net interest margin was 3.66% for the current quarter and 3.63% year to date versus 3.65% and 3.47% for the same respective periods of last year.

Comparing the current quarter to the same quarter of 2013, the average balance of loans held for sale decreased $31 million and the average loans held for investment balances increased $496 million. The average balance of investments grew $21 million, and the yield on total interest earning assets decreased to 4.35% from 4.46%.  Over this same period, average deposit balances increased $326 million and the average balance of other borrowed funds increased $124 million.  The average cost of interest bearing liabilities decreased to 0.93% from 1.08%.

Commercial Banking Review

For the current quarter ended September 30, 2014, net income for the commercial banking segment was $10.4 million, an increase of 21% from $8.6 million for the year ago quarter.  For the comparable nine month periods ended September 30, 2014 and 2013, net income was $23.5 million versus $26.1 million. Before the current year acquisition expenses, year to date net income was $27.0 million, which includes a provision for loan losses of $2.5 million.  The first nine months of 2013 included a negative provision of $517,000.  Pre-tax, pre-provision earnings, before M&A expenses, were $43.1 million for the 2014 year to date period, versus $38.7 million for the 2013 year to date period, an increase of 11%.

The allowance for loan losses was 1.19% of loans outstanding at September 30, 2014 versus 1.24% at June 30, 2014 and 1.40% at September 30, 2013.  This ratio decrease from a year ago is partially the result of the addition of acquired loans from UFBC that, under purchase accounting, were recorded at fair value.  The allowance for loan losses on the Company’s legacy portfolio was 1.27% of loans outstanding at September 30, 2014.  The Company’s nonperforming assets were 0.19% of total assets at September 30, 2014 compared to 0.19% at June 30, 2014 and 0.09% at September 30, 2013.  For the current quarter, there were modest net charge offs equal to 0.05% of average loans outstanding, compared to 0.07% for the previous quarter and net recoveries of 0.03% for the year ago quarter.

Non-interest income was $1.6 million for the current quarter and $3.5 million for the year to date period ended September 30, 2014, compared to $1.0 million for the year ago quarter and $2.5 million for the year to date period ended September 30, 2013.

Non-interest expense was $13.4 million for the current quarter versus $11.1 million for the year ago quarter ended September 30, 2013, and the bank’s efficiency ratio was 46.3%.  Approximately $850,000 of the expense increase from the year ago quarter is attributable to expenses associated with the former UFBC, representing a 66% cost savings from UFBC’s pre-acquisition expense levels.  The Company also incurred $185,000 of intangible expense amortization as a result of the transaction.  Another $370,000 of the expense increase resulted from the Company adding two banking offices since September 2013.  Current quarter incentive accruals were $700,000 higher than the year ago quarter.  The Company also recently announced the acquisition of a branch in Gainesville, VA, which is expected to be completed in early November.

Mortgage Banking Review

For the current quarter ended September 30, 2014, the mortgage banking segment reported a net loss of $76,000, and it delivered operating net income of $2.1 million, its most profitable quarter since refinance activity decreased over a year ago.  Operating net income (a non-GAAP measure) is reported before the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record the fair value of locked mortgage loan commitments and their forward sale to investors.  The revenue recognition impact of this rule upon unrealized gains resulted in a decrease in reported net income of $2.2 million in the current period.

For the year ago quarter ended September 30, 2013, there was a reported net loss of $4.9 million and an operating net loss of $447,000.  The accompanying Table #7 provides recent quarterly information regarding the impact of SAB 109.

During the third quarter of 2014, closed loans were $827 million and loans sold to investors totaled $890 million, versus $928 million and $1.17 billion, respectively, for the same quarter of 2013.  Although production has decreased slightly from prior year levels, net realized gain on sales and other fees were $9.9 million for the current quarter versus $6.7 million for the same period a year ago.  The increase of 48% is primarily the result of an improving gain on sale margin.

Loan applications totaled $973 million during the current quarter of 2014, down from $1.12 billion for the last quarter ended June 30, 2014.  July, August and September applications totaled $350 million, $316 million and $307 million, respectively.  Purchase money applications represent 80% of total volume.

Management’s actions have led to overall operating expense reductions of $2.1 million in the current quarter when compared to the year ago quarter.   Operating non-interest expenses were $10.1 million versus $12.2 million for the third quarter of 2014 and 2013, respectively.  For these periods, operating expenses include $2.6 million and $3.4 million of fixed salary expenses associated with loan closings that are reported as contra-revenue under GAAP.

Capital Ratios

The Company remains in excess of regulatory standards of a well capitalized bank.  The tier 1 capital ratio is 10.95% and the total risk based capital ratio is 11.91%.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“This quarter reflects solid earnings, exceptional loan growth and pristine credit quality.  Over the past year, we’ve expanded our traditional banking operations by opening two new banking offices, acquiring a bank and adding three new commercial lenders.  In November, we will gain an entry point into the attractive Gainesville, VA market.

“Mortgage banking produced satisfying results with its best quarter in over a year.  Ongoing initiatives have led to increasing margins and reduced expenses.  Although we’ve seen an increase in activity compared to earlier in 2014, the mortgage banking business remains challenging.  We continue to closely monitor current and expected future loan originations, and we will act appropriately to align operations to that volume.

“As always, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, which will increase our franchise value.  We remain committed to building and maintaining a strong financial services company for our shareholders, employees, clients and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.31 billion at September 30, 2014, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 30 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with 17 offices throughout the Washington Metropolitan region; and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

				% Change
	September 30, 2014	December 31, 2013	September 30, 2013	Current Year	Year Over Year
	(Unaudited)		(Unaudited)
Cash and due from banks	$21,390	$18,285	$23,652	17.0%	-9.6%
Federal funds sold	26,170	10,924	45,073	139.6%	-41.9%

Investment securities available-for-sale	330,415	349,319	347,567	-5.4%	-4.9%
Investment securities held-to-maturity	6,072	6,477	9,811	-6.3%	-38.1%
Investment securities — trading	4,724	3,890	3,716	21.4%	27.1%
Total investment securities	341,211	359,686	361,094	-5.1%	-5.5%

Other investments	19,394	19,068	14,048	1.7%	38.1%
Loans held for sale	313,525	373,993	323,341	-16.2%	-3.0%

Loans receivable, net of fees	2,489,293	2,040,168	1,963,519	22.0%	26.8%
Allowance for loan losses	(29,537)	(27,864)	(27,392)	6.0%	7.8%
Loans receivable, net	2,459,756	2,012,304	1,936,127	22.2%	27.0%

Premises and equipment, net	25,385	20,389	19,880	24.5%	27.7%
Goodwill and intangibles, net	37,012	10,144	10,144	264.9%	264.9%
Bank-owned life insurance	32,418	32,063	31,958	1.1%	1.4%
Other assets	38,664	37,374	39,089	3.5%	-1.1%

TOTAL ASSETS	$3,314,925	$2,894,230	$2,804,406	14.5%	18.2%

Non-interest bearing deposits	$553,629	$433,749	$434,228	27.6%	27.5%
Interest checking	444,437	398,136	386,139	11.6%	15.1%
Money markets	338,087	266,316	301,179	26.9%	12.3%
Statement savings	254,770	209,391	215,334	21.7%	18.3%
Certificates of deposit	548,907	469,279	486,919	17.0%	12.7%
Brokered certificates of deposit	284,975	281,988	258,277	1.1%	10.3%
Total deposits	2,424,805	2,058,859	2,082,076	17.8%	16.5%

Other borrowed funds	476,828	475,232	355,321	0.3%	34.2%
Mortgage funding checks	15,510	6,528	10,140	137.6%	53.0%
Escrow liabilities	2,242	1,572	2,253	42.6%	-0.5%
Other liabilities	27,473	31,507	37,748	-12.8%	-27.2%

Shareholders’ equity	368,067	320,532	316,868	14.8%	16.2%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,314,925	$2,894,230	$2,804,406	14.5%	18.2%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2014	2013	% Change	2014	2013	% Change

Net interest income	$27,916	$23,692	17.8%	$80,496	$68,546	17.4%
Provision for loan losses	—	(157)	-100.0%	(2,541)	432	-688.2%
Net interest income after provision for loan losses	27,916	23,535	18.6%	77,955	68,978	13.0%

Non-interest income:
Service charges on deposit accounts	571	507	12.6%	1,641	1,498	9.5%
Loan fees	340	364	-6.6%	951	857	11.0%
Income from bank owned life insurance	111	124	-10.5%	356	306	16.3%
Net realized gains on investment securities	721	18	100.0%	1,046	100	946.0%
Gain (loss) on sale of real estate	—	—	0.0%	—	30	-100.0%
Other non-interest income (loss)	13	9	44.4%	44	38	15.8%
Commercial banking & other segment non-interest income	1,756	1,022	71.8%	4,038	2,829	42.7%

Title insurance & other income	—	169	-100.0%	—	918	-100.0%
Management fee income	—	374	-100.0%	21	1,483	-98.6%
Gains from mortgage banking activities	19,015	15,566	22.2%	55,930	64,964	-13.9%
Less: mortgage loan origination expenses	(12,448)	(15,668)	-20.6%	(31,742)	(47,578)	-33.3%
Mortgage banking segment non-interest income	6,567	441	1389.1%	24,209	19,787	22.3%

Wealth management segment non-interest income	128	195	-34.4%	554	1,143	-51.5%
Total non-interest income	8,451	1,658	409.7%	28,801	23,759	21.2%

Net interest income and noninterest income	36,367	25,193	44.4%	106,756	92,737	15.1%

Salaries and benefits	10,726	9,992	7.3%	33,586	30,367	10.6%
Occupancy	2,601	1,981	31.3%	7,776	6,148	26.5%
Depreciation	972	808	20.3%	2,789	2,331	19.6%
Data processing & communications	1,603	1,212	32.3%	4,905	3,481	40.9%
Professional fees	783	786	-0.4%	2,476	3,247	-23.7%
FDIC insurance assessment	391	401	-2.5%	1,119	1,049	6.7%
Mortgage loan repurchases and settlements	—	111	-100.0%	83	(49)	-269.4%
Merger and acquisition expense	64	304	100.0%	5,733	304	100.0%
Other operating expense	5,075	5,449	-6.9%	14,733	16,098	-8.5%
Total non-interest expense	22,215	21,044	5.6%	73,200	62,976	16.2%
Income before income taxes	14,152	4,149	241.1%	33,556	29,761	12.8%
Provision for income taxes	4,710	1,168	303.3%	11,391	9,796	16.3%
NET INCOME	$9,442	$2,981	216.7%	$22,165	$19,965	11.0%

Earnings per common share - basic	$0.29	$0.10	199.3%	$0.69	$0.65	5.2%
Earnings per common share - diluted	$0.29	$0.10	198.7%	$0.68	$0.64	5.2%
Weighted-average common shares outstanding - basic	32,482,195	30,692,595	5.8%	32,345,319	30,654,343	5.5%
Weighted-average common shares outstanding - diluted	32,933,774	31,060,572	6.0%	32,771,787	31,053,448	5.5%

Reconciliation of Non-GAAP measures:

GAAP net income reported above	$9,442	$2,981		$22,165	$19,965
Add: Merger and acquisition expense reported above	64	304		5,733	304
Subtract: provision for income taxes associated with merger and acquisition expense	(21)	(101)		(1,898)	(101)

NET INCOME, excluding above merger and acquisition charges	$9,485	$3,184		$26,000	$20,168
Earnings per common share - basic (excluding merger and acquisition charges)	$0.29	$0.10		$0.80	$0.66
Earnings per common share - diluted (excluding merger and acquisition charges)	$0.29	$0.10		$0.79	$0.65

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2014	2013	2014	2013
Performance Ratios:
Return on average assets	1.16%	0.43%	0.94%	0.95%
Return on average equity	10.20%	3.73%	8.03%	8.34%
Net interest margin (1)	3.66%	3.65%	3.63%	3.47%
Efficiency ratio (2)	61.09%	83.01%	66.97%	68.23%
Non-interest income to average assets	1.04%	0.24%	1.22%	1.13%
Non-interest expense to average assets	2.74%	3.04%	3.09%	3.01%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$973,000	$1,077,000	$3,054,000	$4,251,000
$ of loan applications - Managed Mortgage Company Affiliates	—	373,000	1,400	1,530,000
Total	973,000	1,450,000	3,055,400	5,781,000

Refi % of loan applications - George Mason Mortgage	20%	20%	19%	35%
Refi % of loans applications- Managed Mortgage Company Affiliates	0%	15%	15%	33%
Total	20%	19%	19%	34%

$ of loans closed - George Mason Mortgage	$826,786	$927,548	$2,220,318	$3,404,016
$ of loans closed - Managed Mortgage Company Affiliates	—	347,957	13,034	1,309,776
Total	826,786	1,275,505	2,233,352	4,713,792

# of loans closed - George Mason Mortgage	2,399	2,748	6,637	9,983
# of loans closed - Managed Mortgage Company Affiliates	—	899	30	3,384
Total	2,399	3,647	6,667	13,367

$ of loans sold - George Mason Mortgage	$889,549	$1,170,953	$2,195,376	$3,741,135
$ of loans sold - Managed Mortgage Company Affiliates	—	435,828	71,504	1,449,974
Total	889,549	1,606,781	2,266,880	5,191,109

$ of locked commitments - George Mason Mortgage	$761,137	$789,516	$2,274,853	$3,273,290
$ locked commitments at period end - George Mason Mortgage			$265,443	$350,976
$ of loans held for sale at period end - George Mason Mortgage			$259,703	$195,797
Realized gain on sales and fees as a % of loan sold (3)	2.52%	1.91%	2.35%	2.08%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	44.37%	30.03%	38.52%	38.85%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			0.05%	-0.03%
Total nonaccrual loans			$5,472	$2,510
Real estate owned			$—	$—
Nonperforming loans to loans receivable, net of fees			0.25%	0.13%
Nonperforming loans to total assets			0.19%	0.09%
Nonperforming assets to total assets			0.19%	0.09%
Total loans receivable past due 30 to 89 days			$883	$1,803
Total loans receivable past due 90 days or more			$792	$—
Allowance for loan losses to loans receivable, net of fees			1.19%	1.40%
Allowance for loan losses to nonperforming loans			471.54%	1091.31%

Capital Ratios:
Tier 1 risk-based capital			10.95%	12.21%
Total risk-based capital			11.91%	13.28%
Leverage capital ratio			10.70%	11.50%
Book value per common share			$11.49	$10.46
Tangible book value per common share (5)			$10.34	$10.13
Common shares outstanding			32,029	30,281

(1)	The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2014 and 2013.
(2)	Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.
(3)	Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.
(4)	Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.
(5)	Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

For the Three and Nine Months Ended September 30, 2014 and 2013

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2014	2013	% Change	2014	2013	% Change
Net Gains from Mortgage Banking Activities:
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date **(see note below)	$19,015	$15,566	22.16%	$55,930	$64,964	-13.91%
Loan origination expenses recognized @ Loan Sale Date	12,448	15,668	-20.55%	31,742	47,578	-33.28%
Reported Net Gains from Mortgage Banking Activities	6,567	(102)	-6538.24%	24,188	17,386	39.12%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	22,375	22,394	-0.08%	51,632	77,808	-33.64%
Loan origination expenses recognized @ Loan Sale Date	12,448	15,668	-20.55%	31,742	47,578	-33.28%
Adjusted Net Gains from Mortgage Banking Activities	9,927	6,726	47.59%	19,890	30,230	-34.20%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$(3,360)	$(6,828)	-50.79%	$4,298	$(12,844)	-133.46%

Net Income Reconciliation:
Reported Net Income	$9,442	$2,981	216.74%	$22,165	$19,965	11.02%
Aftertax Merger and Acquisition Expense	43	203	-78.90%	3,835	203	1790.50%
Adjusted Net Income	$9,485	$3,184	197.90%	$26,000	$20,168	28.92%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(2,167)	(4,404)	-50.79%	2,772	(8,284)	-133.46%
Operating Net Income	$11,652	$7,588	53.56%	$23,228	$28,452	-18.36%

Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.29	$0.10	198.72%	$0.68	$0.64	5.20%
Aftertax Merger and Acquisition Expense	0.00	(0.00)		0.11	0.01
Adjusted Net Income	0.29	0.10	180.96%	0.79	0.65	22.16%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(0.06)	(0.14)	-54.30%	0.08	(0.27)	-131.71%
Operating Net Income	$0.35	$0.24	44.42%	$0.71	$0.91	-22.09%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.44%	1.10%		0.98%	1.36%
Return on average equity	12.59%	9.50%		8.42%	11.89%
Efficiency ratio	55.92%	65.40%		69.71%	59.89%
Non-interest income to average assets	1.46%	1.23%		1.04%	1.75%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2014 and 2013

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2014		September 30, 2013		September 30, 2014		September 30, 2013
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$301,251	4.44%	$214,301	4.04%	$285,329	4.44%	$214,232	4.04%
Real estate - commercial	1,185,110	4.54%	960,770	4.65%	1,173,169	4.43%	881,570	4.79%
Real estate - construction	419,110	5.09%	345,072	5.28%	411,073	5.02%	351,975	5.27%
Real estate - residential	357,502	3.82%	259,395	4.31%	327,656	3.97%	240,380	4.44%
Home equity lines	121,025	3.69%	110,297	3.67%	117,178	3.70%	113,573	3.69%
Consumer	4,921	5.88%	2,601	5.18%	5,432	5.78%	3,156	5.33%
Total loans	2,388,919	4.48%	1,892,436	4.65%	2,319,837	4.45%	1,804,886	4.71%

Loans held for sale	341,925	4.16%	373,318	4.44%	291,585	4.26%	447,519	3.95%
Investment securities - available-for-sale (1)	319,567	3.93%	294,445	4.11%	330,205	3.97%	256,059	4.21%
Investment securities - held-to-maturity	6,173	2.40%	10,146	1.72%	6,877	2.17%	10,647	1.85%
Other investments	15,431	3.39%	13,312	2.50%	15,042	3.65%	13,387	2.39%
Federal funds sold	19,229	0.19%	44,788	0.25%	31,899	0.21%	129,884	0.25%
Total interest-earning assets	3,091,244	4.35%	2,628,445	4.46%	2,995,445	4.32%	2,662,382	4.71%

Non-interest earning assets:
Cash and due from banks	19,390		16,876		25,270		16,773
Premises and equipment, net	25,806		19,846		25,765		19,602
Goodwill and intangibles, net	37,116		10,168		33,548		10,217
Accrued interest and other assets	99,027		120,034		105,038		110,004
Allowance for loan losses	(29,865)		(27,211)		(29,784)		(27,340)

TOTAL ASSETS	$3,242,718		$2,768,158		$3,155,282		$2,791,638

Interest-bearing liabilities:
Interest checking	$433,251	0.50%	$387,367	0.53%	$428,951	0.51%	$371,099	0.59%
Money markets	336,586	0.29%	300,920	0.23%	325,097	0.30%	292,232	0.28%
Statement savings	257,212	0.27%	219,021	0.26%	253,047	0.27%	213,498	0.27%
Certificates of deposit	828,053	0.99%	761,246	1.21%	813,349	0.98%	853,174	1.13%
Total interest-bearing deposits	1,855,102	0.65%	1,668,554	0.75%	1,820,444	0.65%	1,730,003	0.77%

Other borrowed funds	415,635	2.17%	291,787	2.98%	388,385	2.29%	290,509	3.02%
Total interest-bearing liabilities	2,270,737	0.93%	1,960,341	1.08%	2,208,829	0.94%	2,020,512	1.09%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	565,650		426,265		544,928		403,881
Other liabilities	36,120		62,150		33,702		48,052

Shareholders’ equity	370,211		319,402		367,823		319,193

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,242,718		$2,768,158		$3,155,282		$2,791,638

NET INTEREST MARGIN (1)		3.66%		3.65%		3.63%		3.47%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2014 and 2013.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands, as Reported and Non-GAAP Reconciliation)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended September 30, 2014:
Net interest income	$27,302	$794	$—	$(180)	$—	$27,916
Non-interest income	1,609	6,685	113	44	—	8,451
Non-interest expense	13,375	7,514	108	1,218	—	22,215
Net income (loss) before provision and taxes	15,536	(35)	5	(1,354)	—	14,152
Provision for loan losses	—	—	—	—	—	—
Provision for income taxes	5,176	41	2	(509)	—	4,710
Net income (loss)	$10,360	$(76)	$3	$(845)	$—	$9,442
Add: merger & acquisition expense reported above	43	—	—	21	—	64
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	3,360	—	—	—	3,360
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(14)	(1,193)	—	(7)	—	(1,214)
Operating Net Income	$10,389	$2,091	$3	$(831)	$—	$11,652

Average Assets	$3,188,855	$352,621	$2,418	$388,497	$(689,673)	$3,242,718

At and for the Three Months Ended September 30, 2013:
Net interest income	$23,110	$750	$—	$(168)	$—	$23,692
Non-interest income	1,010	441	195	22	(10)	1,658
Non-interest expense	11,100	8,764	101	1,089	(10)	21,044
Net income (loss) before provision and taxes	13,020	(7,573)	94	(1,235)	—	4,306
Provision for loan losses	157	—	—	—	—	157
Provision for income taxes	4,291	(2,722)	33	(434)	—	1,168
Net income (loss)	$8,572	$(4,851)	$61	$(801)	$—	$2,981
Add: merger & acquisition expense reported above	70	—	—	234	—	304
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	6,828	—	—	—	6,828
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(23)	(2,424)	—	(78)	—	(2,525)
Operating Net Income	$8,619	$(447)	$61	$(645)	$—	$7,588

Average Assets	$2,745,832	$409,394	$2,172	$321,867	$(711,107)	$2,768,158

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Nine Months Ended September 30, 2014:
Net interest income	$78,842	$2,177	$—	$(523)	$—	$80,496
Non-interest income	3,475	24,443	484	399	—	28,801
Non-interest expense	44,363	23,544	321	4,972	—	73,200
Net income (loss) before provision and taxes	37,954	3,076	163	(5,096)	—	36,097
Provision for loan losses	2,541	—	—	—	—	2,541
Provision for income taxes	11,874	1,180	57	(1,720)	—	11,391
Net income (loss)	$23,539	$1,896	$106	$(3,376)	$—	$22,165
Add: merger & acquisition expense reported above	5,157	—	—	576	—	5,733
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	(4,298)	—	—	—	(4,298)
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(1,707)	1,526	—	(191)	—	(372)
Operating Net Income	$26,989	$(876)	$106	$(2,991)	$—	$23,228

Average Assets	$3,054,416	$302,635	$2,346	$385,890	$(590,005)	$3,155,282

At and for the Nine Months Ended September 30, 2013:
Net interest income	$67,410	$1,665	$—	$(529)	$—	$68,546
Non-interest income	2,530	20,000	1,143	112	(26)	23,759
Non-interest expense	31,296	27,222	1,472	3,012	(26)	62,976
Net income (loss) before provision and taxes	38,644	(5,557)	(329)	(3,429)	—	29,329
Provision for loan losses	(517)	85	—	—	—	(432)
Provision for income taxes	13,062	(2,028)	(111)	(1,127)	—	9,796
Net income (loss)	$26,099	$(3,614)	$(218)	$(2,302)	$—	$19,965
Add: merger & acquisition expense reported above	70	—	—	234	—	304
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	12,844	—	—	—	12,844
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(23)	(4,560)	—	(78)	—	(4,661)
Operating Net Income	$26,146	$4,670	$(218)	$(2,146)	$—	$28,452

Average Assets	$2,780,602	$461,212	$2,342	$328,183	$(780,701)	$2,791,638

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Banking Segment Supplemental Information

Summary of Activity and Impact of SAB 109 on Net Income

(Dollars in thousands)

(Unaudited)

	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
For the Three Months Ended:
Applications	$973,000	$1,120,000	$960,600	$886,000	$1,077,000	$1,691,000	$1,483,300	$1,413,000
Loans closed	826,786	842,089	551,443	797,319	927,548	1,393,253	1,083,217	1,271,651
Loans sold	889,549	743,871	561,956	758,355	1,170,953	1,324,674	1,245,510	1,257,327

At Period End:
Locked Pipeline	$265,443	$331,092	$327,243	$210,907	$350,976	$489,000	$572,794	$481,703
Loans Held for Sale	259,703	322,466	224,248	234,761	195,797	439,000	370,623	532,916
SAB 109 Total Unrealized Gains Recognized	13,734	17,094	13,084	9,436	11,722	18,550	19,859	24,566
Change in Unrealized Gains	(3,360)	4,010	3,648	(2,286)	(6,828)	(1,309)	(4,707)	(2,332)
Change in Aftertax Income	(2,167)	2,586	2,353	(1,474)	(4,404)	(844)	(3,036)	(1,505)

REPORTED NET INCOME	$(76)	$2,139	$(167)	$(1,601)	$(4,851)	$2,383	$(1,146)	$3,653
OPERATING NET INCOME	2,091	(447)	(2,520)	(127)	(447)	3,227	1,890	5,158